UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 15, 2005

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas		77027

(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 15, 2005, Integrated Electrical Services, Inc. (“IES” or the “Company”) was orally notified by the New York Stock Exchange (“NYSE”) that trading of its common stock had been suspended immediately due to IES’ announcement, on December 14, 2005, that it is contemplating filing a pre-packed Chapter 11 plan of reorganization to consummate a proposed consensual restructuring pursuant to a non-binding agreement in principle IES has reached with an ad hoc committee, whose members hold a majority in outstanding principal amount of IES’ 9-3/8% senior subordinated notes due 2009. On December 16, 2006, IES received written confirmation from the NYSE of the suspension of trading of its common stock on December 15, 2005 and the NYSE’s intent to de-list the IES common stock pending completion of applicable procedures, including any appeal by IES of the NYSE’s staff’s decision.

The December 16 notice also stated that IES is below the NYSE’s continued listing standards regarding average closing price of a security of less than $1.00 over a consecutive 30-trading day period. On December 9, 2005, IES disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission its non-compliance with this continued listing requirement of the NYSE. IES also disclosed this information in a press release issued on December 14, 2005.

Pursuant to the indenture related to IES’ senior convertible notes, the delisting of IES’ common stock from the NYSE, without a subsequent listing on the American Stock Exchange or qualification for trading on The NASDAQ National Market or The NASDAQ Small Cap Market, will result in a “Fundamental Change.” Thirty five days after the occurrence of a Fundamental Change, the holders of the senior convertible notes have the right to require IES to repurchase the notes. IES does not believe that it currently meets the listing standards of the American Stock Exchange, The NASDAQ National Market or The NASDAQ Small Cap Market. Additionally, IES does not currently have the cash necessary to repurchase the notes. Furthermore, IES’ credit facility restricts its ability to repurchase these notes. IES’ inability to repurchase the notes could result in a default thereunder. IES’ debt instruments and agreements, including its credit facility, senior subordinated notes, senior convertible notes and agreement with its primary surety bonding company, contain cross-default provisions whereby an uncured and unwaived event of default under one will result in an event of default under each of the others. In such event, the lenders under these instruments and agreements may exercise their remedies thereunder, including causing all outstanding indebtedness to accelerate and become due.

IES intends to appeal the NYSE’s staff’s decision to de-list the IES common stock in accordance with NYSE rules. IES’ common stock is currently trading on the OTC Pink Sheets under the ticker symbol IESR.PK.

This current report on Form 8-K includes certain statements that may be deemed to be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the Company’s inability to complete a financial restructuring on terms acceptable to the Company or at all; the Company's failure to satisfy the listing requirements of the NYSE; the suspension from trading of the Company's common stock on the NYSE; the NYSE's commencement of efforts to de-list the Company's common stock and the Company's potential failure to appeal these efforts successfully; if the senior unsecured noteholders demand repayment of their notes, the Company’s potential inability to pay the debt and accrued interest; inability to modify, restructure or replace the Company's substantial debt; and a material default in one or more of the Company's credit agreements that is not waived or rectified. You should understand that the foregoing important factors, in addition to those discussed in our other filings with the Securities and Exchange Commission ("SEC"), including those under the heading "Risk Factors" contained in our annual report on Form 10-K for the fiscal year ended September 30, 2005, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements. We undertake no obligation to publicly update or revise the Company’s borrowing availability, its cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: December 21, 2005